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                                                                   EXHIBIT 23(A)


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in Pre-Effective Amendment No. 1 to the Registration Statement of Denbury Resources Inc. on Form S-3 of our report dated February 21, 1997, on the consolidated financial statements of Denbury Resources Inc., appearing and incorporated by reference in the prospectus, which is part of this Registration Statement and of our report dated February 21, 1997, relating to the financial statement schedule appearing elsewhere and incorporated by reference in the Registration Statement.


     We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE

Chartered Accountants

Calgary, Alberta

January 21, 1997